SCHEDULE OF SPACELEASES


1. Wells Fargo equipment finance (formerly First Security Leasing Company of Nevada)

     - Double faced LED display: external message sign on S Virginia Street.
     - Commencing July 2000; expiring July 2005.

2. Shuffle Master Gaming

     - Five separate agreements to lease table game shuffle devices.
     - Leases commence at various dates from December 1999 to August 2003. All leases expire upon 30-day notice.

3. Vehicle leases

     - 2 Lexus.
     - One lease expires March 22, 2004, the other expires on October 1,
       2006.

4. XPERTX, Inc.

     - Keno random number generator equipment.
     - Commences December 2001 and expires upon 30-day notice.

5. Central Credit, Inc.

     - Credit evaluation database services and related equipment.
     - Commences April 1991 and continues on a month to month basis.

6. Pitney Bowes

     - Postage meter.
     - 36 months commencing February 2002.

7. Metrocall Wireless Network

     - Individual employee pagers.
     - Original lease dated June 1999 and continuing on a month to month basis.

















                                SCHEDULE 4.15